UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Alessandra T. Norcross

Alexander S. Norcross

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 10, 2023, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Alessandra T. Norcross, and Alexander S. Norcross issued the following press release:

Norcross Braca Group Files Preliminary Proxy Statement With SEC

Trio of Highly Qualified, Experienced Leaders will Stand for Election to Republic First Board at October 5 Annual Shareholder Meeting

Stock Continues to Hover Near All-Time Lows

CAMDEN, NJ: George E. Norcross, III, Gregory B. Braca and Philip A. Norcross have filed a preliminary proxy statement nominating three people to stand for election to the board of Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company” or “Republic First”) at the Company’s 2022 annual meeting of shareholders scheduled for October 5, 2023. Braca will stand for election along with Daniel J. Hilferty and Mary Pat Christie as announced previously. They are running to replace current directors Peter B. Bartholow and Benjamin C. Duster, IV and fill a newly created seat.

The Norcross Braca group commented: “We look forward to presenting to shareholders our case for desperately needed change at the October 5 Annual Meeting. We are confident that shareholders will agree that the Company’s poor performance over an extended period of time necessitates an immediate reevaluation of strategy. Shareholders have lost confidence in this Board’s ability to right the ship and its willingness to take actions necessary to unlock value for shareholders, in our view. We have nominated Gregory B. Braca, Mary Pat Christie and Daniel J. Hilferty for election at the Annual Meeting because of their superior qualifications and relevant corporate, financial, and local market experience.”

Since the Norcross Braca group first announced it had purchased shares in Republic First in January 2022, there has been a steady drip of revelations about mismanagement, dysfunction and staff and service cutbacks as the Company’s share price has dropped from a high of $4.80 a share to an all-time low of just 75 cents in July 2023. Last month, newly installed Board chairman Andrew B. Cohen and his handpicked CEO Thomas X. Geisel wrote a letter to Republic First shareholders blaming past leaders for the firm’s deep dysfunction and poor performance despite Cohen’s tenure on the Company’s board since 2017.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Participants (as defined below) have filed a preliminary proxy statement accompanied by a BLUE proxy card with the Securities and Exchange Commission (the “SEC”) in support of the election of Gregory B. Braca, Mary Pat Christie and Daniel J. Hilferty (the “Nominees”) to the board of directors of Republic First Bancorp, Inc. (the “Issuer”) to occur at the 2022 annual meeting of shareholders (the “2022 Annual Meeting”) scheduled for October 5, 2023.

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, ALESSANDRA T. NORCROSS AND ALEXANDER S. NORCROSS, TOGETHER WITH THE NOMINEES, MAY BE DEEMED TO BE “PARTICIPANTS” IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV [sec.gov].